As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)
Nevada	88-0300760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 S. Virginia St., Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan, as amended
(Full title of the plan)

Edwin S. Koenig Chief Accounting Officer Monarch Casino & Resort, Inc. 3800 S. Virginia St. Reno, Nevada 89502
(Name and address telephone number of agent for service)

(775) 335-4600
(Telephone number, including area code, of agent for service)

Copies to:
Michael J. Bonner John C. Jeppsen Greenberg Traurig, LLP 3773 Howard Hughes Parkway, Suite 400 North Las Vegas, Nevada 89169 (702) 792-3773

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller-reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, $0.01 par value	1,200,000 shares	$33.685	$40,422,000.00	$4,685.00

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers, in addition to the number of shares stated above, an indeterminate number of additional shares of Common Stock, $0.01 par value ("Common Stock") of the Registrant which may become issuable under the 2014 Equity Incentive Plan, as amended (the "Plan") in connection with certain corporate transactions or events, including any recapitalization, reorganization, merger, consolidation, spin-off, stock dividend, stock split, or any other similar transaction effected which results in an increase in the number of the outstanding shares of Common Stock.

(2)Calculated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee.  The computation is based upon the average of the high and low sales prices per share of Common Stock as reported on The NASDAQ Global Select Market on August 8, 2017.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Monarch Casino & Resort, Inc. (the "Company")  is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 1,200,000 shares under the Company 2014 Equity Incentive Plan pursuant to stockholder approval obtained at the Registrant's Annual Meeting of Stockholders on June 14, 2017. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on November 12, 2014 (Registration No. 333-200102).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits

Reference is made to the Exhibit Index below filed as part of this Registration Statement.  Each such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended,  Monarch Casino & Resort, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on August 14, 2017.

By:
Monarch Casino & Resort, Inc.

	By:	/s/ Edwin S. Koenig
Edwin S. Koenig Chief Accounting Officer

POWER OF ATTORNEY

Know All Persons by these Presents, that each person whose signature appears below constitutes and appoints each of John Farahi and Edwin S. Koenig as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ John Farahi	Co-Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer), Secretary and Director	August 14, 2017
John Farahi
/s/ Bob Farahi	Co-Chairman of the Board of Directors, President and Director	August 14, 2017
Bob Farahi
/s/ Edwin S. Koenig	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2017
Edwin S. Koenig
/s/ Yvette E. Landau	Director	August 14, 2017
Yvette E. Landau
/s/ Craig F. Sullivan	Director	August 14, 2017
Craig F. Sullivan
/s/ Paul Andrews
Paul Andrews	Director	August 14, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1*	2014 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant's Proxy Statement (SEC File 0-22088) filed on April 28, 2017).
5.1	Opinion of Greenberg Traurig regarding the legality of the securities being registered is filed herewith and incorporated herein by reference.
23.1	Consent of Ernst & Young, LLP is filed herewith and is incorporated herein by reference.
23.2	Consent of Greenberg Traurig (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).

*Incorporated by reference to exhibits previously filed.